Exhibit 99.3

Meta Financial Group Inc., and Subsidiaries

Pro Forma Condensed Combined Financial Statements (Unaudited)

As previously announced, on September 8, 2015, Meta Financial Group, Inc. ("MFG”, “Meta”, or the “Company”) completed the acquisition of certain assets and liabilities of Fort Knox Financial Services Corporation and its subsidiary, Tax Product Services LLC (together “Fort Knox”).

The following unaudited pro forma condensed combined financial statements (the "Statements") are based on Meta’s historical financial statements and Fort Knox’s historical financial statements after giving effect to Meta’s purchase of Fort Knox (the “Acquisition”) using the purchase method of accounting.

The Statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of the operating results that may be achieved in the future.

The Statements, including the notes thereto, should be read in conjunction with:

• Meta’s Annual Report on Form 10-K for the year ended September 30, 2014 and Quarterly Report on Form 10-Q for the nine months ended June 30, 2015.

• Fort Knox’s audited historical consolidated financial statements for the years ended December 31, 2014 and unaudited historical consolidated financial statements as of June 30, 2015 and for the six months ended June 30, 2015, included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K/A.

META FINANCIAL GROUP, INC. AND SUBSIDIARIES ("MFG")
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share and Per Share Data)

	Historical		Pro Forma
	Year ended September 30, 2014	Year ended December 31, 2014

	MFG	Fort Knox	Adjustments		Combined

Interest and dividend income:
Loans receivable, including fees	$19,674	$-	$13		$19,686
Mortgage-backed securities	15,343	-	-		15,343
Other investments	13,643	-	-		13,643
	48,660	-	13		48,673

Interest expense	2,398	18	-		2,416

Net interest income	46,262	(18)	13		46,257

Provision for loan losses	1,150	-	87	(6)	1,237

Net interest income after provision for loan losses	45,112	(18)	(74)		45,020
Non-interest income:
Card fees	48,738	-	-		48,738
Tax Product Fee Income	-	23,159	(13	)(6)	23,146
Other income (loss)	3,000	-	-		3,000
Total non-interest income	51,738	23,159	(13)		74,884

Non-interest expense:
Compensation and benefits	38,155	5,009	-		43,164
Card processing expense	15,487	-	-		15,487
Occupancy and equipment expense	8,979	-	199		9,178
Legal and consulting expense	4,145	-	127	(6)	4,272
Tax product expense	-	9,878	-		9,878
Other expense	11,465	1,618	3,774	(7)	16,857
Total non-interest expense	78,231	16,505	4,101		98,836

Income before income tax expense	18,619	6,636	(4,188)		21,068

Income tax expense	2,906	-	887		3,793

Net income	$15,713	$6,636	$(5,074)		$17,275

Earnings per common share:
Basic	$2.57	$-	$-		$2.39
Diluted	$2.53	$-	$-		$2.36

META FINANCIAL GROUP, INC. AND SUBSIDIARIES ("MFG")
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2015
(Dollars in Thousands)

	Historical		Pro Forma
ASSETS	MFG	Fort Knox	Adjustments		Combined

Cash and cash equivalents	$20,405	$11,655	$(9,276	)(1)	$22,784
Investment securities available-for-sale	562,810	-	-		562,810
Mortgage-backed securities available-for-sale	596,976	-	-		596,976
Investment securities held to maturity	262,578	-	-		262,578
Mortgage-backed securities held to maturity	69,057	-	-		69,057
Loans receivable - net of allowance for loan losses of	651,530	-	-		651,530
Goodwill	-	-	25,274	(3)	25,274
Other assets	146,627	632	21,836	(3)	169,095

Total assets	$2,309,983	$12,288	$37,834		$2,360,104

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Non-interest-bearing checking	$1,321,213	$-	$-		$1,321,213
Interest-bearing checking	37,832	-	-		37,832
Savings deposits	36,481	-	-		36,481
Money market deposits	38,718	-	-		38,718
Time certificates of deposit	78,963	-	-		78,963
Total deposits	1,513,207	-	-		1,513,207
Federal funds purchased	526,000	-	-		526,000
Accrued expenses and other liabilities	61,506	2,012	2,263	(4)	65,780
Total liabilities	2,100,713	2,012	2,263		2,104,987

STOCKHOLDERS’ EQUITY
Common stock	70	1	10	(5)(2)	81
Additional paid-in capital	120,273	-	50,353	(5)(2)	170,626
Retained earnings	94,625	10,275	(14,792	)(5)	90,108
Accumulated other comprehensive income (loss)	(5,388)	-	-		(5,388)
Treasury stock	(310)	-	-		(310)
Total stockholders’ equity	209,270	10,276	35,571		255,117

Total liabilities and stockholders’ equity	$2,309,983	$12,288	$37,834		$2,360,104

See Notes to Condensed Consolidated Financial Statements.

META FINANCIAL GROUP, INC. AND SUBSIDIARIES ("MFG")
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share and Per Share Data)

	Nine Months Ended June 30, 2015
	Historical		Pro Forma

	MFG	Fort Knox	Adjustments		Combined

Interest and dividend income:
Loans receivable, including fees	$21,561	$-	$-		$21,561
Mortgage-backed securities	10,798	-	-		10,798
Other investments	12,885	-	-		12,885
	45,244	-	-		45,244

Interest expense	1,727	4	-		1,731

Net interest income	43,517	(4)	-		43,513

Provision (recovery) for loan losses	1,341	-	-		1,341

Net interest income after provision for loan losses	42,176	(4)	-		42,172

Non-interest income:
Card fees	40,607	-	-		40,607
Tax Product Fee Income	-	22,883	(97	)(6)	22,786
Other income (loss)	2,461	-	97		2,558
Total non-interest income	43,068	22,883	-		65,951

Non-interest expense:
Compensation and benefits	34,324	4,916	-		39,240
Card processing	12,374	-	-		12,374
Occupancy and equipment	8,304	-	168	(6)	8,472
Legal and consulting	3,333	-	336	(6)	3,669
Tax product expense	-	9,103	-		9,103
Other expense	11,970	1,511	2,436	(7)	15,917
Total non-interest expense	70,305	15,530	2,941		88,775

Income before income tax expense	14,939	7,349	(2,941)		19,347

Income tax expense	1,523	-	1,604	(8)	3,127

Net income	$13,416	$7,349	$(4,545)		$16,220

Earnings per common share:
Basic	$2.05	$-	$-		$2.12
Diluted	$2.03	$-	$-		$2.10

Weighted-average common shares issued and outstanding:
Basic	6,551,222	-	1,116,260	(9)(2)	7,667,482
Diluted	6,616,450	-	1,116,260	(9)(2)	7,732,710

NOTE 1.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements have been derived from Meta’s historical consolidated financial statements and Fort Knox’s historical consolidated financial statements. Certain financial statement line items included in Fort Knox’s historical presentation have been reclassified to conform to the corresponding financial statement line items included in Meta’s historical presentation. The reclassification of these items has no impact on the historical net income or stockholders’ equity reported by Meta or Fort Knox.

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines Meta’s historical consolidated balance sheet as of June 30, 2015 with Fort Knox’s historical consolidated balance sheet as of June 30, 2015, giving effect to the Acquisition as if it had been completed on June 30, 2015.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2014 combines Meta’s historical consolidated statement of operations for the year ended September 30, 2014 with Fort Knox’s historical consolidated statement of operations for the year ended December 31, 2014, giving effect to the Acquisition as if each of the entities had been combined at the earliest date presented for their respective fiscal years.

The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2015 combines Meta’s historical consolidated statement of operations for the nine months ended June 30, 2015 with Fort Knox’s historical consolidated statement of operations for the nine month period ended June 30, 2015 giving effect to the Acquisition as if it had been completed on October 1, 2014.

NOTE 2.	PRELIMINARY PURCHASE PRICE ALLOCATION

Our preliminary estimates of the purchase price allocation to the assets acquired and liabilities assumed are based on their estimated fair values using currently available information and assumptions. The allocation is dependent upon certain valuations and other studies which are not complete.  Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing the Statements, and are subject to revision based on a final determination of fair value as of the date of the Acquisition.  Meta expects to complete the final purchase price allocation no later than twelve months following the closing date of the Acquisition.

Preliminary allocation of the estimated purchase price was as follows:

June 30, 2015
(in thousands)
Assets:
Cash and cash equivalents	2,379
Prepaid expenses and other assets	474
Property and equipment, net	158
Intangible assets	24,119
Goodwill	25,274
Total assets	$52,404

Liabilities:
Accounts payable and other liabilities	2,012
Total liabilities:	$2,012

Total estimated purchase price	$50,392

Cash and cash equivalents; prepaid expenses and other assets and accounts payable and other liabilities are short term in nature, and, accordingly, we believe their carrying amounts approximate their fair values. The net book value of property and equipment is also expected to approximate its fair value and any adjustments are not expected to be material.

The identifiable intangible assets of $24.1 million consist primarily of customer lists and trademark names. The fair value and estimated useful lives of the intangible assets are as follows:

Intangible assets	Estimated Useful Life	Fair Value
	(In years)	(In thousands)

Customer relationships	12-15	$18,800
Software	3	87
Trademark	15	4,950
Non-Compete	3	40
Lease Intangible	6.3	242

		$24,119

NOTE 3.	PRO FORMA ADJUSTMENTS

Pro forma adjustments are attributable to the Acquisition and include the following:

1.	Represents cash retained by Fort Knox in accordance with the Purchase Agreement related to the Acquisition.
2.	Represents issuance of 535,000 shares of our common stock in private placements to raise additional capital of approximately $26 million.
3.	Represents Meta’s preliminary estimated fair value of identifiable intangible assets and goodwill resulting from the Acquisition.
4.	Represents accrual of Acquisition transaction costs and income taxes.
5.	Represents the elimination of the historical ownership of Fort Knox shareholders and issuance of shares of our common stock as part of the purchase price consideration to Fort Knox shareholders.
6.	Represents reclassification to conform Fort Knox’s historical financial results to Meta’s presentation.
7.	Represents amortization expense associated with identifiable intangible assets acquired. See discussion in Note 2 above. The amount of this adjustment may change as Meta finalizes the purchase price allocation. The amount also includes Acquisition transaction costs.
8.	Represents income tax expense attributable to Fort Knox’s income before income taxes. Fort Knox was previously organized as a Subchapter S corporation, and thus it did not recognize federal or state income taxes.
9.	Represents the issuance of 581,260 shares of our common stock to the previous shareholders of Fort Knox.

NOTE 4.	PRO FORMA EARNINGS PER COMMON SHARE

Our pro forma basic and diluted earnings per common share is based on the weighted average number of shares of our common stock outstanding during each period, after giving effect to the Acquisition.